SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
          SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____________)

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement       [ ]    Confidential, for use of the
                                             Commission only (as permitted by
                                             Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-12

                               VERINT SYSTEMS INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1.   Title of each class of securities to which transaction applies:

          2.   Aggregate number of securities to which transaction applies:

          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4.   Proposed maximum aggregate value of transaction:

          5.   Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1.   Amount Previously Paid:

          2.   Form, Schedule or Registration Statement No.:

          3.   Filing Party:

          4.   Date Filed:

                               VERINT SYSTEMS INC.
                             330 SOUTH SERVICE ROAD
                            MELVILLE, NEW YORK 11747

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 12, 2003

                               ------------------

           NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of VERINT SYSTEMS INC. (the "Company") will be held at Hilton Huntington, 598 Broadhollow Road, Melville, New York 11747, on Tuesday, August 12, 2003, commencing at 11:00 A.M. (local time) for the following purposes:

           1. To elect thirteen directors who will serve as the Board of Directors of the Company until the next annual meeting of stockholders and the election of their qualified successors.

           2. To consider and vote upon a proposal to adopt the Company's 2002 Employee Stock Purchase Plan under which up to 1,000,000 shares of Common Stock may be available for purchase by participating employees.

           3. To consider and act upon a proposal to ratify the engagement of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004.

           4. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Only those stockholders of record at the close of business on June 27, 2003 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

           A copy of the Company's Annual Report to Stockholders for the year ended January 31, 2003 accompanies this Notice of Meeting.

                                       By Order of the Board of Directors,

                                         /s/Dan Bodner
                                         ---------------------------------------
                                          Dan Bodner
                                          Chief Executive Officer and President

May 28, 2003

ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND

APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

                               VERINT SYSTEMS INC.
                             330 SOUTH SERVICE ROAD
                            MELVILLE, NEW YORK 11747

                               ------------------

                                 PROXY STATEMENT

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 12, 2003

                               ------------------

           THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF VERINT SYSTEMS INC., A DELAWARE CORPORATION ("VERINT" OR THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY TO BE HELD ON TUESDAY, AUGUST 12, 2003 OR ANY ADJOURNMENT THEREOF (THE "ANNUAL MEETING"), AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE SHARES REPRESENTED BY THE PROXIES RECEIVED, PROPERLY MARKED, DATED, EXECUTED AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING. THESE PROXY SOLICITATION MATERIALS ARE FIRST SENT OR GIVEN ON OR ABOUT JULY 7, 2003 TO STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

REVOCABILITY OF PROXY

           Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (1) delivering to the Company (to the attention of the Company's General Counsel) a written notice of revocation or a duly executed proxy bearing a later date; or (2) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

           The solicitation of proxies will be conducted primarily by mail, and the Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The Company has retained American Stock Transfer & Trust Company to aid in the distribution of the proxy materials and the Company will bear all attendant costs. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

           The close of business on June 27, 2003 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of May 23, 2003 there were 24,002,944 shares of the Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or 12,001,473, of these shares of Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting.

           If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present.

           Verint believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business.

           With respect to Proposal No. 1 - Election of Directors, directors are elected by plurality of the votes of the shares of common stock represented and voted at the meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Consequently, only the number of votes "for" and "against" affect the outcome, and abstentions and broker non-votes will have no effect on the outcome of the election of directors, except to the extent that failure to vote for an individual results in another individual receiving a larger number of votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

           The affirmative vote of a majority of the issued and outstanding shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal No. 2 - the approval of the 2002 Employee Stock Purchase Plan and Proposal No. 3 - Ratification of Independent Auditors. Abstentions and broker non-votes effectively count as votes against Proposals No. 2 and No. 3 since they are deemed to be present at the meeting. With respect to Proposals No. 2 and No. 3, the Company believes that brokers who are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have the authority under the rules of the NYSE to vote those shares.

           If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted FOR the election of the nominees for directors named herein, FOR adoption of the 2002 Employee Stock Purchase Plan, FOR ratification of the engagement of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004 and with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the beneficial ownership of common stock as of January 31, 2003 by:

          (1) each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by Verint to own beneficially 5% or more of the common stock;


          (2)  Verint's directors and executive officers; and

          (3)  all directors and executive officers of Verint as a group.

           As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within sixty days from January 31, 2003 through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights which are currently exercisable or exercisable within sixty days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 23,665,717 shares of Common Stock outstanding as of January 31, 2003.



                                                                                                      NUMBER OF OPTIONS NOT
                                            NUMBER OF                 PERCENTAGE OF TOTAL            EXERCISABLE WITHIN 60 DAYS
    NAME OF BENEFICIAL OWNERS      SHARES BENEFICIALLY OWNED(1)       SHARES OUTSTANDING             AFTER JANUARY 31, 2003
    -------------------------      ----------------------------       ------------------             ----------------------
Principal Stockholders:
Comverse Technology, Inc.
170 Crossways Park Dr.
Woodbury, NY 11797                          18,589,023                           78.5%                              -

Directors and Executive Officers:
Kobi Alexander(2)                              475,931(3)                         2.0%                              -
Dan Bodner(4)                                  180,530(5)                         *                             81,703
Igal Nissim(6)                                  85,373(5)                         *                             23,237
David Kreinberg(7)                               3,670(5)                         *                              8,071
William F. Sorin(8)                              3,669(5)                         *                              2,202
David T. Ledwell                                14,678(5)                         *                             14,676
Paul D. Baker(9)                                 2,203(5)                         *                              4,647
Paul Robinson                                    2,936(5)                         *                              4,647
Harris T. Oliner                                   734(5)                         *                              4,647
Victor De Marines                                5,000(5)                         *                              5,000
Kenneth A. Minihan                               5,000(5)                         *                              5,000
Howard Safir                                     5,000(5)                         *                              5,000
Larry Myers                                            -                          *                                 -
All executive officers and                    784,724(10)                         3.2%                         158,830
directors as a group (thirteen
persons)


-------------------------
*    Less than 1%

(1) Unless otherwise indicated and except pursuant to applicable community property laws, to our knowledge, each person or entity listed in the table above has sole voting and investment power with respect to all ordinary shares listed as owned by such person or entity.

(2) Mr. Alexander beneficially owns 25,260 shares of Comverse Technology common stock and options to purchase 3,074,738 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2003.

(3) Mr. Alexander beneficially owns 116,357 shares of our common stock and options to purchase 359,574 shares of our common stock exercisable within 60 days after January 31, 2003.

(4) Mr. Bodner beneficially owns 35,774 shares of Comverse Technology common stock and no options to purchase shares of Comverse Technology common stock exercisable within 60 days after January 31, 2003.

(5) Consists of shares of our common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2003.

(6) Mr. Nissim beneficially owns 1,825 shares of Comverse Technology common stock and options to purchase 22,500 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2003.

(7) Mr. Kreinberg beneficially owns 17,728 shares of Comverse Technology common stock and options to purchase 53,210 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2003.

(8) Mr. Sorin beneficially owns options to purchase 48,750 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2003.

(9) Mr. Baker beneficially owns options to purchase 3,750 shares of Comverse Technology common stock exercisable within 60 days after January 31, 2003.

(10) Consists of 116,357 shares of our common stock and 668,367 shares of our common stock issuable upon the exercise of options exercisable within 60 days after January 31, 2003.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information concerning our executive officers and directors:


 NAME                                               AGE                     POSITION
 ----                                               ---                     --------
 Executive Officers and Directors:
 Kobi Alexander(1)(3)..........................      51            Chairman of the Board of Directors
 Dan Bodner(1)(3)..............................      44            President, Chief Executive Officer and Director
 Igal Nissim...................................      47            Chief Financial Officer and Director
 David T. Ledwell..............................      56            Chief Strategic Officer and Director
 William F. Sorin(1)(3)........................      54            Secretary and Director
 Paul D. Baker.................................      44            Director
 Victor A. De Marines(2).......................      66            Director
 David Kreinberg(1)(3)                               38            Director
 Kenneth A. Minihan(2).........................      59            Director
 Harris T. Oliner..............................      31            Director
 Paul L. Robinson..............................      36            Director
 Howard Safir(2)...............................      61            Director
 Larry Myers...................................      64            Nominee Director
---------------------
    (1) Member of the executive committee.
    (2) Member of the audit committee and stock option committee.
    (3) Member of the compensation committee.


BACKGROUND OF NOMINEES AND EXECUTIVE OFFICERS

           KOBI ALEXANDER has served as Chairman of our Board of Directors since February 1994. Mr. Alexander, a founder of Comverse Technology, Inc., has been a director and senior executive officer of Comverse Technology since its formation, serving in the capacities of Chairman of the Board of Directors since September 1986 and Chief Executive Officer since April 1987. Mr. Alexander also serves as director and Chairman of the Board of various subsidiaries of Comverse Technology, including its other principal operating subsidiaries, Comverse, Inc. and Ulticom, Inc. Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980.

           DAN BODNER is the President, Chief Executive Officer and a director of our company. Mr. Bodner served as our President and/or Chief Executive Officer and director since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of ours. Prior to such positions, from 1987 to 1991, Mr. Bodner held various management positions at Comverse Technology. Prior to joining Comverse Technology, Mr. Bodner was employed for two years as Director of Software Development for Contahal Ltd. From 1981 through 1985, Mr. Bodner served in the Israeli Defense Force in an engineering capacity. Mr. Bodner received a B.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1981 and a M.Sc., cum laude, in Telecommunications and Computer Science from Tel Aviv University in 1987.

           IGAL NISSIM has served as our Chief Financial Officer and has been a director since January 1999. Prior to that time, Mr. Nissim was employed by Comverse Technology since 1986, where he served as Chief Financial Officer from 1993 until 1998. Prior to this position, Mr. Nissim served as Chief Financial Officer of Efrat Future Technology Ltd. From 1984 to 1986, Mr. Nissim was employed by Gadot Industrial Enterprises Ltd. as deputy controller, responsible for financial and cost accounting. Mr. Nissim is a Certified Public Accountant in Israel and was employed for four years by Kesselman & Kesselman (now a member of PriceWaterhouseCoopers). Mr. Nissim received a B.A. in Economics and Accounting from the Tel Aviv University in 1981.

           DAVID T. LEDWELL has been a director since May 2002. Since May 2003, Mr. Ledwell has served as Chief Strategic Officer of the Company. From September 1999 until May 2003, Mr. Ledwell served as the President and Chief Executive Officer of our subsidiary, Loronix. Mr. Ledwell also served as a director of Loronix from September 1999 until July 2000. From 1986 to 1998, Mr. Ledwell served in various senior executive capacities at DH Technology, Inc., a company engaged in the development, marketing, sales and support of transaction and bar code printers and credit card readers. From 1995 to 1998, Mr. Ledwell served as Executive Vice President responsible for several of DH Technology's subsidiaries and divisions. Prior to 1986, Mr. Ledwell held various management positions with companies in the computer and electronics industries, including Texas Instruments and Datapoint Corporation. Mr. Ledwell holds a B.S. in Electrical Engineering from Colorado State University.

           WILLIAM F. SORIN has served as Secretary of the Company and has been a director since January 1999. Mr. Sorin has served as a director and the Corporate Secretary of Comverse Technology since its formation in October 1984. Mr. Sorin is also a director of Ulticom Inc. Mr. Sorin is an attorney engaged in private practice and is Senior General Counsel to Comverse Technology. Mr. Sorin received a B.A. from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973.

           PAUL D. BAKER has been a director since May 2002. Mr. Baker also serves as Vice President, Corporate Marketing and Corporate Communications of Comverse Technology, a position he has held since joining Comverse Technology in April 1991. Mr. Baker is also a director of Ulticom. Mr. Baker held various positions in sales, marketing, and corporate communications with Robotic Vision Systems, Inc. from 1984 to 1991. Mr. Baker received a B.S. in Management from Babson College in 1980 and an M.B.A. in Marketing Management from St. John's University in 1984.

           VICTOR A. DE MARINES has been a director since May 2002. Mr. De Marines recently retired from his position as President and Chief Executive Officer of MITRE Corporation, a nonprofit organization, which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Internal Revenue Service and several organizations in the U.S. intelligence community. Mr. De Marines currently serves on the board of trustees of MITRE. Mr. De Marines has recently served as an advisor to the Department of Defense on matters concerning the transformation of the military. Mr. De Marines is a member of an advisory group for the National Reconnaissance Office and is a member of the Massachusetts Business Roundtable. Mr. De Marines served as a Presidential Executive with the Department of Transportation and is a Lieutenant (retired) of the U.S. Air Force. Mr. De Marines holds a B.S. from Pennsylvania State University and a M.S. in Electrical Engineering from the Northeastern University.

           DAVID KREINBERG has been a director since January 1999. Mr. Kreinberg has served as Executive Vice President and Chief Financial Officer of Comverse Technology, Inc. since September 2002. Previously, Mr. Kreinberg served as Comverse Technology's Vice President of Finance and Chief Financial Officer from May 1999, as Vice President of Finance and Treasurer from April 1996 and as Vice President of Financial Planning from April 1994. Mr. Kreinberg also served as the Chief Financial Officer of Ulticom Inc. from December 1999 until September 2001. Mr. Kreinberg is also a director of Ulticom. Mr. Kreinberg is a Certified Public Accountant, and prior to joining Comverse Technology he served as a senior manager at Deloitte & Touche LLP. Mr. Kreinberg received a B.S., summa cum laude, in Accounting from Yeshiva University in 1986 and an M.B.A. in Finance and International Business from Columbia Business School in 1990.

           KENNETH A. MINIHAN has been a director since May 2002. Lieutenant General Minihan is a career U.S. Air Force officer who attained the rank of Lieutenant General and retired from the Air Force on June 1, 1999. Lieutenant General Minihan served as the 14th Director of the National Security Agency/Central Security Services and was the senior uniformed intelligence officer in the Department of Defense. Prior to this, Lieutenant General Minihan served as the Director of the Defense Intelligence Agency. Lieutenant General Minihan is currently the President of the Security Affairs Support Association, is a member of several organizations, including the Air Force Association and the National Military Intelligence Association and consults and works on national security and intelligence committees and panels. Lieutenant General Minihan served as Chief Executive Officer of TeleHub Network Services Corporation from June 1999 to September 1999. In October 1999, after Lieutenant General Minihan was no longer affiliated with that company, TeleHub Network Services Corporation filed a voluntary petition for reorganization under the federal bankruptcy laws. Lieutenant General Minihan holds a B.A. from Florida State University, an M.A. from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Lieutenant General Minihan was awarded the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star and the National Intelligence Distinguished Service Medal, among other awards and decorations.

           HARRIS T. OLINER has been a director since May 2002. Mr. Oliner has served as a Senior Counsel of Comverse Technology since April 2001. Prior to joining Comverse Technology, Mr. Oliner was a Director of Business Development of VastVideo, Inc. from March 2000 to April 2001. From October 1997 to February

2000, Mr. Oliner served as an associate attorney at Simpson Thacher & Bartlett. Mr. Oliner received a B.A., magna cum laude, in Political Science from Yale University in 1994 and a J.D., cum laude, from Harvard Law School in 1997.

           PAUL L. ROBINSON has been a director since May 2002. Mr. Robinson is General Counsel of Comverse Technology. From January 1999 until January 2003, Mr. Robinson served as Associate General Counsel of Comverse Technology. Prior to joining Comverse Technology, Mr. Robinson was an associate attorney at Kramer, Levin, Naftalis & Frankel, LLP from January 1998 to December 1998. From January 1997 to December 1997, Mr. Robinson served as counsel to the United States Senate Committee on Governmental Affairs with respect to its special investigation into illegal and improper campaign fund-raising activities during the 1996 federal election. From June 1994 through January 1997, Mr. Robinson was an associate attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Robinson received a B.A. in Political Science and was Phi Beta Kappa from State University of New York at Binghamton in 1989 and a J.D., cum laude, from Boston University School of Law in 1992.

           HOWARD SAFIR has been a director since May 2002. Mr. Safir is the Chairman and Chief Executive Officer of SafirRosetti, Omnicom Group Inc., a premier company providing security and investigation services. Mr. Safir also serves as consultant to ChoicePoint, a leading provider of credential verification and identification services. Prior to these positions, Mr. Safir served as Vice Chairman of IPSA International, a company providing security and investigation services, and prior to that as the 39th Police Commissioner of the City of New York. Mr. Safir also served as Associate Director for Operations, U.S. Marshals Service, as Assistant Director of the Drug Enforcement Administration and as Chief of the Witness Security Division, U.S. Marshals Service. Mr. Safir holds a B.A. in History and Political Science from Hofstra University. Mr. Safir participated in several programs at Harvard University's John F. Kennedy School of Government. Mr. Safir was awarded the Ellis Island Medal of Honor among other citations and awards.

           LARRY MYERS is a nominee for director. Since November 1999, Mr. Myers has been retired from his position of Senior Vice President, Chief Financial Officer and Treasurer of MITRE Corporation, a nonprofit organization which provides security solutions for the computer systems of the Department of Defense, the Federal Aviation Administration, the Internal Revenue Service and several organizations in the U.S. intelligence community. Mr. Myers served in this capacity with MITRE Corporation since 1991. Mr. Myers received a B.S. from Saint Vincent College in 1960 and an M.B.A. from Ohio State University in 1962. Mr. Myers served in the U.S. Army from 1962 to 1964.

COMMITTEES OF THE BOARD OF DIRECTORS

           The Board of Directors has four standing committees. The Executive Committee is empowered to exercise the full authority of the Board of Directors to the extent permitted by law in circumstances when convening the full board is not practicable. The Audit Committee is responsible for reviewing audit procedures and supervising the relationship between the Company and its independent auditors. The Compensation Committee is responsible for approving compensation arrangements for executive officers of the Company and making recommendations to the Stock Option Committee and the Board of Directors regarding the Company's various incentive compensation and benefit plans. The Stock Option Committee is responsible for administering the Company's 2002 Stock Incentive Plan.

           The Board of Directors does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder which wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-Law provisions upon written request to the Company's principal executive offices, 330 South Service Road, Melville, NY 11747, Attention: Investor Relations.

           During the year ended January 31, 2003, there were 3 meetings of the Board of Directors of the Company, 3 meetings of the Audit Committee, 2 meetings of the Compensation Committee, and 2 meetings of the Stock Option Committee. In addition, there were 4 actions by the Board by unanimous written consent, as well as 1 each by the Stock Option Committee and the Compensation Committee. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each Committee of which he was a member during the year.


AUDIT COMMITTEE

           The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the selection of the Company's outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

           The Board of Directors has adopted a charter for the audit committee. The Audit Committee consists of Victor De Marines, Kenneth Minihan and Howard Safir. All members of the Audit Committee are "independent", as independence is defined in Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards.

The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the NASD, and the Company.

           Based solely on our review of Section 16(a) forms received by us and written representations that no other reports were required, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.


EQUITY COMPENSATION PLAN INFORMATION

           The following table sets forth certain information regarding the Company's equity compensation plans as of January 31, 2003.


                                                        (A)                         (B)                           (C)
                                                                                                      -----------------------------
                                                                                                      NUMBER OF SECURITIES REMAINING
                                            NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE    AVAILABLE FOR FUTURE ISSUANCE
                                              ISSUED UPON EXERCISE OF        PRICE OF OUTSTANDING        UNDER EQUITY COMPENSATION
                                               OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND       PLANS (EXCLUDING SECURITIES
               PLAN CATEGORY                    WARRANTS AND RIGHTS                 RIGHTS               REFLECTED IN COLUMN (A))
               -------------                    -------------------         -----------------------   -----------------------------
Equity compensation plans approved by
   security holders........................          2,853,671                      $8.75                       2,598,990

Equity compensation plans not approved by
   security holders........................             --                            --                           --

                                                -------------------         -----------------------   -----------------------------
Total                                                2,853,671                      $8.75                     2,598,990(1)



(1) Includes 1,000,000 shares available for issuance pursuant to the Company's Employee Stock Purchase Plan as of January 31, 2003.

EXECUTIVE COMPENSATION

           The following table presents summary information regarding the compensation paid or accrued by the Company for services rendered during the fiscal years ended January 31, 2001, 2002, and 2003 by its executive officers:


                           SUMMARY COMPENSATION TABLE

                                                                                ANNUAL COMPENSATION
                                                                      ----------------------------------------
                                                                      FISCAL                                           OTHER ANNUAL
                  NAME AND PRINCIPAL POSITION                          YEAR          SALARY(1)        BONUS(2)       COMPENSATION(3)
                  ---------------------------                          ----          ---------        --------       ---------------
Dan Bodner,
President and Chief Executive Officer.........................         2002           $200,000       $   200,000        $    4,261
                                                                       2001           $200,000       $    50,000        $    2,000
                                                                       2000           $193,953       $    70,000        $    5,379
Igal Nissim,
Chief Financial Officer.......................................         2002           $120,813       $   116,000        $   22,736
                                                                       2001           $135,837       $    25,000        $   25,407
                                                                       2000           $121,701       $    14,410        $   23,289

-----------------

(1)  Includes salary and payments in lieu of earned vacation.

(2) Includes bonuses accrued for services performed in the year indicated regardless of the year of payment.

(3)  Includes company car and social benefit program costs.


           The following table sets forth information concerning options granted during the year ended January 31, 2003 to the executive officers of the Company identified above under its employee stock option plans:

                                                                                                  POTENTIAL REALIZED VALUE AT
                                                                                                 ASSUMED ANNUAL RATES OF STOCK
                  INDIVIDUAL GRANTS                                                              PRICE APPRECIATION FOR OPTION TERM
    ------------------------------------------------------------------------------------         ----------------------------------
                                             PERCENT OF
                                              TOTAL
                      NUMBER OF             OPTIONS
                       SHARES               GRANTED TO      EXERCISE
                      SUBJECT TO           EMPLOYEES IN     PRICE PER          EXPERATION
    NAME               OPTION                PERIOD         SHARE                DATE                5%               10%
    ----               ------                ------         -----                ----                --               ---
Dan Bodner            66,537                   11.4%        $16.00             May 21, 2012       $669,516           $1,696,685
Igal Nissim            9,785                    1.7%        $16.00             May 21, 2012       $ 98,460           $  249,516


           The options have a term of ten years and become exercisable and vest in increments over the period of four years from the year of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

           The following table sets forth, as to each executive officer identified above, number of unexercised options held at January 31, 2003, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ National Market System at that date, net of the associated exercise price:


                  OPTION EXERCISES AND YEAR-END VALUE TABLE

        AGGREGATE OPTION EXERCISES IN THE YEAR ENDED JANUARY 31, 2003 AND
                VALUE OF UNEXERCISED OPTIONS AT JANUARY 31, 2003

                                                  NUMBER OF SECURITIES                            VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED                          IN-THE-MONEY OPTIONS
                                                  OPTIONS AT JANUARY 31, 2003                     AT JANUARY 31, 2003(1)
                                                  ---------------------------                     ----------------------
                                              EXERCISABLE            UNEXERCISABLE          EXERCISABLE            UNEXERCISABLE
                                              -----------            -------------          -----------            -------------
Dan Bodner..............................      144,327                 117,906                $1,789,852             $710,825
Igal Nissim.............................       58,464                  50,146                $  720,347             $480,916



(1) Calculated on the basis of the closing price of the Company's common stock as reported on the Nasdaq National Market on January 31, 2003 of $18.619 per share minus the exercise price.

EMPLOYMENT AGREEMENTS

           Neither Mr. Bodner nor Mr. Nissim have employment agreements with the Company. However, both have signed agreements requiring them, among other things, to maintain the confidentiality of the Company's information and not to compete with the Company for a limited period of time in the event their employment with the Company ceases.


COMPENSATION OF DIRECTORS

Non-Independent Directors

           Verint's non-independent directors do not currently receive any cash compensation for serving on the Board of Directors or any committee of the Board. These directors are reimbursed for the expenses they incur in attending meetings of the Board or Board committees. These directors have been granted options to purchase shares of Verint's Common Stock.

Independent Directors

           Independent directors are entitled to receive an annual cash compensation of $15,000, payable in arrears at the end of each fiscal quarter and an additional $1,000 for each board meeting attended and $500 for each Board committee meeting attended. Messrs. De Marines, Minihan and Safir were granted 5,000 options to purchase Verint's Common Stock upon completion of the Company's initial public offering at an exercise price equal to the initial public offering price. Of the 5,000 options, 2,000 vested immediately upon grant and the remaining 3,000 vested in increments of 750 shares for each board meeting attended during the year. In addition, these directors will be granted 6,000 options on each anniversary of the completion date of the initial public offering at the closing price of the Company's Common Stock on the date of grant which will vest in increments of 1,500 shares for each board meeting attended during the year after the grant.

           If Mr. Myers is elected to the Board of Directors, he will receive the same compensation as the other independent directors.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           During the fiscal year ended January 31, 2003, Messrs. Alexander, Bodner, Kreinberg and Sorin served as members of the Company's Compensation Committee. Mr. Sorin, who serves as our Secretary, also serves as the Corporate Secretary of Comverse Technology. No interlocking relationship exists between the Company's Board of Directors and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH COMVERSE TECHNOLOGY AND ITS SUBSIDIARIES

           Verint is a subsidiary of Comverse Technology. Set forth below is a brief description of the existing relationships and agreements between Verint and Comverse Technology.

           The Company believes that the terms of the corporate services agreement, the enterprise resource planning ("ERP") software sharing agreement and the satellite services agreement described below are fair to us and are no less favorable to us from those we could have obtained from an unaffiliated third party. Verint reached this conclusion based on, in the case of the corporate services agreement, discussions with unaffiliated third party providers of comparable services, and in the case of the ERP software sharing agreement and the satellite services agreement, its affiliates' estimated costs in providing such services.

Corporate Services Agreement

           The Company has a corporate services agreement with Comverse Technology. Under this agreement, Comverse Technology provides the Company with the following services:

     o maintaining in effect general liability and other insurance policies providing coverage for the Company;

     o maintaining in effect a policy of directors' and officers' insurance covering the Company's directors and officers;

     o    administration of employee benefit plans;

     o    routine legal services; and

     o    consulting services with respect to the Company's public relations.

           For the years ended January 31, 2001, 2002 and 2003, the Company recorded expenses of $500,000, $500,000, and $525,000, respectively, for the services provided by Comverse Technology. As of February 1, 2003, the Company will pay Comverse Technology a quarterly fee of $143,750, subject to adjustment and annual increases, for services provided by Comverse Technology during each fiscal quarter. In addition, the Company agreed to reimburse Comverse Technology for any out-of-pocket expenses incurred by Comverse Technology in providing the services. During the years ended January 31, 2001, 2002 and 2003, no amounts were paid or accrued to Comverse Technology for reimbursement of out-of-pocket expenses. The term of this agreement extends to January 31, 2005 and is automatically extended for additional twelve-month periods unless terminated by either Comverse Technology or the Company.

Enterprise Resource Planning Software Sharing Agreement

           In January 2002, the Company entered into an ERP software sharing agreement with Comverse, Ltd., a subsidiary of Comverse Technology. Under this agreement, Comverse Ltd. agreed to continue to share the use of specific ERP software with the Company and undertook to exert its reasonable commercial efforts to arrange for the ongoing operation, maintenance and support of the software for an annual fee of $100,000. The terms of the ERP Software Sharing Agreement and the fee payable to Comverse Ltd. were determined by arm's length negotiations between the Company and Comverse Ltd. The Company was charged $200,000, $100,000, and $100,000 for the years ended January 31, 2001, 2002 and
2003, respectively, for ERP support services. This agreement expires February 1, 2004, and automatically renews for successive one year terms unless terminated upon six months prior written notice. The first time notice of termination may be given is on February 1, 2004.

Satellite Services Agreement

           In January 2002, the Company entered into a services agreement with Comverse Inc., a subsidiary of Comverse Technology, pursuant to which Comverse Inc. and its subsidiaries provide the Company with the exclusive use of the services of specified employees of Comverse Inc. and its facilities where such employees are located. Under this agreement, the Company pays Comverse Inc. a fee, which is equal to the expenses Comverse Inc. incurs in providing these services plus ten percent. During the year ended January 31, 2001, 2002 and 2003, the Company recorded expenses of $1,193,000, $1,817,000, and $1,809,000, respectively, for services rendered by Comverse Inc. under this agreement.

Other Transactions with Other Subsidiaries of Comverse Technology

           The Company charges subsidiaries of Comverse Technology for services relating to the use of the Company's facilities and employees. Charges to these subsidiaries were approximately $1,006,000, $1,030,000, and $175,000 for the years ended January 31, 2001, 2002 and 2003, respectively. In addition the Company sold products to subsidiaries of Comverse Technology. Sales to these subsidiaries were approximately $0, $0 and $8,000 for the years ended January 31, 2001, 2002 and 2003, respectively.

           The Company also purchased products and services from other subsidiaries of Comverse Technology in the ordinary course of business. Purchases from these subsidiaries were approximately $0, $2,000, and $18,000 for the years ended January 31, 2001, 2002 and 2003, respectively.

Federal Income Tax Sharing Agreement

           The Company has a tax sharing agreement with Comverse Technology. Comverse Technology is the parent company of a group of companies for which Comverse Technology files a consolidated federal income tax return. Prior to the Company's initial public offering, it was included in the Comverse Technology consolidated group for federal income tax purposes and did not file its own federal income tax return. Upon completion of the Company's initial public offering, it ceased to be included in the Comverse Technology consolidated group for federal income tax purposes and started filing federal tax returns on a stand-alone basis. Under the terms of the tax sharing agreement, during years in which Comverse Technology filed a consolidated federal income tax return which includes the Company, the Company was required to pay Comverse Technology an amount equal to its separate tax liability computed by Comverse Technology in its reasonable discretion. The Company's separate tax liability generally is the amount of federal income tax that it would owe if it had filed a tax return independent of the Comverse Technology group. If the calculation of the Company's tax liability for any year results in a net operating loss or capital loss, it is not entitled to receive any payments from Comverse Technology with respect to such loss in such year or as a result of carrying such loss back to any prior year or forward to any future year, or otherwise to take such loss into account in determining its liability to Comverse Technology, including in the event that Comverse Technology utilizes such loss to reduce its own tax liability so that such loss is not available to the Company in the event of deconsolidation. The tax sharing agreement also provides for certain payments in the event of adjustments to the tax liability. The tax sharing agreement continues in effect until 60 days after the expiration of the applicable statute of limitations with respect to the final year of the Comverse Technology consolidated group which includes the Company.

Patent License Agreement

           The Company's affiliate, Comverse Patent Holding, granted Lucent GRL a non-exclusive license to those patents now owned by Comverse Patent Holding or for which Comverse Patent Holding has a right to license and to those patents granted to Comverse Patent Holding or for which Comverse Patent Holding obtains the right to license during the term of that arrangement. In return, Comverse Patent Holding was granted a non-exclusive license to certain patents now owned by Lucent GRL or for which Lucent GRL has the right to license and to those patents granted to Lucent GRL or for which Lucent GRL obtains the right to license during the term of that arrangement. Under that arrangement, Comverse Patent Holding has the right to grant a sublicense to the Company. In connection with that arrangement, effective December 30, 1999, the Company entered into a patent license agreement with Comverse Patent Holding under which the Company has granted a non-exclusive royalty-free license to Comverse Patent Holding with the right to sublicense to Lucent GRL the Company's patents and those patents granted to the Company or for which the Company obtains the right to license during the term of the agreement. In return, Comverse Patent Holding granted to the Company a non-exclusive royalty-free sublicense to all patents that are licensed by Lucent GRL to Comverse Patent Holding. The Company believes that the value of the sublicense from Comverse Patent Holding is greater than the value of the license to Comverse Patent Holding.

Registration Rights Agreement

           The Company has entered into a registration rights agreement with Comverse Technology. Under this agreement, Comverse Technology may require the Company on one occasion to register the Company's common stock for sale on Form S-1 under the Securities Act of 1933 (the "Act") if the Company is not eligible to use Form S-3 under the Act. After the Company becomes eligible to use Form S-3, Comverse Technology may require the Company on unlimited occasions to register the Company's common stock for sale on this form. Comverse Technology will also have an unlimited number of piggyback registration rights.

           The Company has agreed to pay all expenses that result from registration of its common stock under the registration rights agreement, other than underwriting commissions for such shares and taxes. The Company has also agreed to indemnify Comverse Technology, its directors, officers and employees against liabilities that may result from its sale of the Company's common stock, including Securities Act liabilities.

Business Opportunities Agreement

           The Company has a business opportunities agreement with Comverse Technology, which addresses potential conflicts of interest between Comverse Technology and the Company. This agreement allocates between Comverse Technology and the Company opportunities to pursue transactions or matters that, absent such allocation, could constitute corporate opportunities of both companies. The Company is precluded from pursuing an opportunity offered to any person who is a director of the Company but not an officer or employee of the Company and who is also an officer or employee of Comverse Technology, unless Comverse Technology fails to pursue such opportunity diligently. Comverse Technology is precluded from pursuing an opportunity offered to any person who is a director of Comverse Technology but not an officer or employee of Comverse Technology and who is also an officer or employee of the Company, unless the Company fails to pursue such opportunity diligently. The Company is also precluded from pursuing an opportunity offered to any person who is an employee or officer of both companies or a director of both companies, unless Comverse Technology fails to pursue such opportunity diligently. Accordingly, the Company may be precluded from pursuing transactions or opportunities that the Company would otherwise be able to pursue if the Company was not affiliated with Comverse Technology. The Company has agreed to indemnify Comverse Technology and its directors, officers, employees and agents against any liabilities arising out of any claim that any provision of the agreement or the failure to offer any business opportunity to the Company violates or breaches any duty that may be owed to the Company by Comverse Technology or any such person.

Proxy Agreement with the Department of Defense

           One of the Company's subsidiaries, Verint Technology Inc. ("Verint Technology"), is engaged in the development, marketing and the sale of the Company's communications interception solutions to various U.S. governmental agencies. In order to conduct its business, Verint Technology is required to maintain facility security clearances under the National Industrial Security Program ("NISP"). The NISP requires companies maintaining facility security clearances to be insulated from foreign ownership, control or influence. The Company, Comverse Technology and the Department of Defense have entered into a proxy agreement with respect to the ownership and operations of Verint Technology. The proxy agreement has been approved by the Defense Security Service, which has oversight responsibilities on behalf of the Department of Defense.

           Under the proxy agreement, the Company appointed three U.S. citizens that have the requisite personal security clearance as directors of Verint Technology and as holders of proxies to vote the stock of Verint Technology. These individuals are responsible for the oversight of Verint Technology's security arrangements, including the separation of Verint Technology from the Company and the Company's affiliates. As proxy holders, these individuals have the power to exercise all prerogatives of ownership of Verint Technology, except that without obtaining the Company's express written approval they may not authorize any individual sale or disposal of capital assets constituting a material amount of Verint Technology's assets, the mortgaging of assets other than for working capital or capital improvement purposes, any merger, consolidation, reorganization or dissolution of Verint Technology and the filing of a petition under the federal bankruptcy laws.

           Under the proxy agreement, the Company has also established a government security committee, which consists of the three proxy holders. The government security committee is in charge of the development and implementation of a technology control plan, which prescribes measures and establishes procedures to prevent unauthorized disclosure or export of controlled information to the Company, any of the Company's affiliates or others. In addition, the proxy agreement establishes procedures regarding meetings, visits and communications between Verint Technology, the Company and the Company's other affiliates. The Department of Defense continually reviews the technology control plan and receives an annual report from the proxy holders.

Contribution Agreement

           In July 2000, Comverse Technology acquired all of the outstanding shares of common stock of Loronix in exchange for the issuance of 1,994,806 shares of Comverse Technology common stock and assumption of options to purchase the equivalent of 370,101 shares of common stock of Comverse Technology. In addition, in July 2000, Comverse Technology acquired all of the outstanding equity interests in Syborg in exchange for the issuance of 201,251 shares of Comverse Technology common stock.

           The Company and Comverse Technology entered into a contribution agreement, dated as of February 1, 2001, pursuant to which the Company acquired from Comverse Technology all of the outstanding shares of Loronix and all of the outstanding shares of Comverse GmbH, which directly and through a wholly-owned subsidiary holds all of the partnership interests in Syborg, in exchange for 6,759,277 shares of its common stock. Under this agreement, the Company received all of the burdens, benefits and incidents of ownership in each of the companies as of February 1, 2001. This transaction was designed to qualify as a tax-free exchange pursuant to section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code").

           This transaction was accounted for as a pooling of interests.

Sale of Comverse Media Holding Inc.

           In February 2001, the Company sold 100% of the capital stock of Comverse Media Holding Inc. to Comverse, Inc. The purchase price for the shares of Comverse Media Holding Inc. was $100,000, which was paid by a reduction in intercompany debt that the Company owed to Comverse, Inc.

Indemnification Agreement with Comverse Technology

           On January 31, 2002, the Company entered into an indemnification agreement with Comverse Technology pursuant to which Comverse Technology agreed to indemnify the Company for any damages that may arise from two specified disputes, which are not material to the Company. In return, the Company granted to Comverse Technology the exclusive control of the settlement and defense of these disputes, and the Company agreed to fully cooperate with Comverse Technology in any such settlement or defense.

Transactions with an Affiliate

           The Company sells products and services to Verint Systems (Singapore) PTE LTD ("Verint Singapore") an affiliated systems integrator in which the Company holds 50% equity interest. Sales to Verint Singapore were approximately $4,271,000, $4,024,000, and $2,286,000 for the years ended January 31, 2001,
2002 and 2003, respectively. The Company sells its products and services to Verint Singapore on the same terms the Company sells similar products and services to its non-affiliated customers. In addition, the Company was charged marketing and office service fees by that affiliate. These fees were approximately $270,000, $490,000, and $361,000 for the years ended January 31, 2001, 2002 and 2003, respectively. The Company believes that Verint Singapore has determined these charges on the basis of its estimated costs in providing such services.

Intercompany Loan

           The Company was charged interest on balances owed to Comverse Technology amounting to $2,142,000 and $1,458,000 for the years ended January 31, 2001 and 2002, respectively. The interest rate on the indebtedness to Comverse Technology was the three-month LIBOR rate. The principal amount of the indebtedness to Comverse Technology and related accrued and unpaid interest was due on demand and was repaid on January 31, 2002 with the proceeds of a bank loan. The Company does not expect to be dependent on Comverse Technology for its financing needs for the foreseeable future.

Guarantees of Leases

           Comverse Technology has guaranteed the payment of rent and the performance of all other obligations under the leases for the Company's facilities in Woodbury, New York which expired April 2003 and the lease for the Company's vacated facility in the United Kingdom.

EMPLOYMENT AGREEMENT WITH DAVID LEDWELL

           Loronix entered into an employment agreement with David Ledwell, one of the Company's directors, pursuant to which Mr. Ledwell served as Loronix's President and Chief Executive Officer. The term of Mr. Ledwell's employment agreement was for two years from July 14, 2000. Pursuant to the employment agreement, Mr. Ledwell received an annual base salary of $200,000 since July 14, 2000. In addition, Mr. Ledwell received a bonus of approximately $51,000 for fiscal 2000, $40,000 for fiscal 2001 and $100,000 for fiscal 2002. In August 2000, Mr. Ledwell also received options to purchase 24,000 shares of Comverse Technology common stock. On May 1, 2003, Mr. Ledwell ceased serving as Loronix's President and Chief Executive Officer and became the Chief Strategic Officer of the Company. In that capacity, Mr. Ledwell continues to receive the same base salary as under his employment agreement, as well as a bonus to be determined at the discretion of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
CONCERNING EXECUTIVE COMPENSATION

Generally

           The Compensation Committee determines the salaries for executive officers and other members of senior management, and makes recommendations to the Board of Directors regarding the Company's incentive compensation and benefit plans, except with respect to stock options, with respect to which the Compensation Committee makes recommendations to the Stock Option Committee. The Stock Option Committee administers the issuances of stock options under the Company's 2002 Stock Incentive Compensation Plan.

           The Company's overall compensation philosophy is to provide a total compensation package that is competitive and enables Verint to attract, motivate, reward and retain key executives and other senior management. The principal components of the Company's executive compensation arrangements are base salary, cash bonus awards and stock options. Compensation arrangements for senior management personnel in certain instances include a performance-based component as well as discretionary bonus awards.

           Salary levels for executive officers and senior management are reviewed annually, and are adjusted periodically when the Company believes that adjustment is required, taking into account competitive factors in the industries and locations of the Company's activities. In establishing compensation levels throughout the organization, the Company relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other, similarly situated companies. Supplemental cash bonus awards are made periodically to reflect superior performance, and in certain instances in accordance with formulas based on the profitability of the Company or its individual business units.

           The Compensation Committee and the Stock Option Committee believe that equity-based incentive arrangements, such as employee stock options and employee stock purchase plans, are among the most effective means available to the Company of aligning the interests of employees with the objectives of stockholders generally, and of building their long-term commitment to the organization. The Company emphasizes stock option awards as an essential element of the remuneration package available to its executives and senior management. Stock options typically vest in increments over a number of years to encourage long-term commitment to the Company by the grantees.

           The Company considers both available competitive data and subjective performance evaluations in determining the number of options to grant to its executive officers and key employees. During the year ended January 31, 2003, the Company granted options to purchase an aggregate of 581,249 shares of Common Stock, including options to purchase an aggregate of 76,322 shares awarded to executive officers of the Company.

           Section 162(m) of the Code, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation of the Chief Executive Officer

           Mr. Bodner, President and Chief Executive Officer of the Company, has served as the Company's President and/or Chief Executive Officer since 1994. Mr. Bodner is employed as President and Chief Executive Officer of the Company under an agreement providing for an annual salary of $200,000 and an annual bonus which is based on the performance of Mr. Bodner and the Company. Mr. Bodner is also entitled to receive the use of an automobile owned or leased by the Company.

           Mr. Bodner's compensation has been established by the Compensation Committee and was discussed by the members of the Compensation Committee other than Mr. Bodner, with the stock option component of Mr. Bodner's compensation being approved by the Stock Option Committee upon the recommendation of the Compensation Committee. In approving such terms, the Compensation Committee has taken into account compensation levels of chief executive officers of other publicly-held companies and the financial performance achieved by the Company throughout the most current fiscal year, as well as during Mr. Bodner's tenure as Chief Executive Officer.


                                                    THE COMPENSATION COMMITTEE

                                                      Kobi Alexander, Chairman
                                                      Dan Bodner
                                                      David Kreinberg
                                                      William Sorin

                                                    THE STOCK OPTION COMMITTEE
                                                    (SOLELY WITH RESPECT TO THE
                                                    ISSUANCE OF STOCK OPTIONS)

                                                      Howard Safir, Chairman
                                                      Victor De Marines
                                                      Kenneth Minihan

STOCK PERFORMANCE GRAPH

           The following table compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Services Index, assuming an investment of $100 on May 16, 2002, the date of the Company's initial public offering, and the reinvestment of any dividends. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.



                                                  May 16, 2002  January 31, 2003
                                                  ------------  ----------------

Verint Systems Inc.                                   $100           $128.50
Nasdaq Computer & Data Processing Services Index      $100           $ 83.75
Nasdaq Composite Index                                $100           $ 76.83

REPORT OF THE AUDIT COMMITTEE
CONCERNING THE COMPANY'S AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEAR ENDED JANUARY 31, 2003.

           General: The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process, and is more fully described in its charter which the Committee has adopted and is included as Exhibit B to this Proxy Statement.

           Review of Audited Financial Statements: Management is responsible for the preparation, presentation and integrity of the financial statements. The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

           Review and Discussions with Independent Auditors: The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements of the Company, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

           The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence.

           Conclusion: Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003 for filing with the Securities and Exchange Commission.

                                               THE AUDIT COMMITTEE

                                               Victor De Marines, Chairman
                                               Kenneth Minihan
                                               Howard Safir

           The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING


PROPOSAL NO. 1
ELECTION OF DIRECTORS

           It is the intention of the Board of Directors to nominate at the Annual Meeting each of the individuals named below for election as the Board of Directors of the Company until the next Annual Meeting of Stockholders and the election of their qualified successors, or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

Kobi Alexander            David Ledwell                         Harris Oliner
Paul Baker                Kenneth Minihan                       Paul Robinson
Dan Bodner                Larry Myers                           Howard Safir
Victor De Marines         Igal Nissim                           William Sorin
David Kreinberg

           The election of directors will be made by plurality of votes cast at the Annual Meeting, with the thirteen nominees receiving the greatest number of votes being elected. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION AT THE ANNUAL MEETING OF THE THIRTEEN INDIVIDUALS NAMED ABOVE.

PROPOSAL NO. 2
ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

           The Board of Directors has approved the 2002 Employee Stock Purchase Plan (the "Stock Purchase Plan") and has recommended that the Stock Purchase Plan be submitted to the stockholders for adoption at the Annual Meeting. The Stock Purchase Plan is intended to motivate eligible employees to contribute to the success of the Company. Adoption by the stockholders is required in order for the Stock Purchase Plan to comply with Section 423 of the Code, as discussed below.

           Adoption of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy, and entitled to vote, at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL.

SUMMARY OF THE STOCK PURCHASE PLAN

           The following is a summary of the principal features of the Stock Purchase Plan, but such summary is qualified in its entirety by reference to the complete text of the Stock Purchase Plan, as amended, attached to this Proxy Statement as Exhibit A. Capitalized terms not otherwise defined in this summary have the meaning given to them in the text of the Stock Purchase Plan.

           The Stock Purchase Plan is an employee stock purchase plan that is intended to comply with the provisions of Section 423 of the Code. The Stock Purchase Plan allows eligible employees who elect to participate ("Participants") to make purchases of Common Stock through payroll deductions at a price of 85% of the fair market value of Common Stock on the first day or last day of each Offering Period (as defined below), whichever is lower. Any employee who, after purchasing Common Stock under the Stock Purchase Plan, would own 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or any Subsidiary will not be eligible to participate. Ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code. In addition, an employee is not permitted in any calendar year to purchase Common Stock under the Stock Purchase Plan with a fair market value of more than $25,000.

           Administration. The Stock Purchase Plan is administered by the Compensation Committee, which is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the Stock Purchase Plan, subject to final authority of the Board of Directors. All determinations of the Board of Directors with respect to the Stock Purchase Plan are binding. The expenses of administering the Stock Purchase Plan are borne by the Company.

           Shares Available Under the Stock Purchase Plan. Under the Stock Purchase Plan, the Company will issue an aggregate of not more than 1,000,000 shares of Common Stock. The maximum number of shares issuable under the Stock Purchase Plan will be subject to adjustment for any dividend, stock split or other relevant change in the Company's capitalization.

           Eligibility. With certain exceptions, all employees, including officers and directors who are Company employees, who have been employed by the Company or an eligible subsidiary for at least three months, are eligible to participate in the Stock Purchase Plan. The purchase of shares under the Stock Purchase Plan is voluntary, and the Company cannot now determine the number of shares to be purchased under the Stock Purchase Plan in the future by any person or group.

           Operation of the Stock Purchase Plan. Common Stock will be purchased under the Stock Purchase Plan through semi-annual offering periods. Offering periods will begin on April 1 and October 1 of each year. Under the Stock Purchase Plan, eligible Employees may elect to withhold up to 10% of their base pay through payroll deductions for purchases of Common Stock. The price at which an employee may purchase shares is the lower of (i) 85% of the last sale price of a share of Common Stock on the Nasdaq National Market on the first day of the offering period or (ii) 85% of such price on the last day of the offering period.

           Amendment. The Board of Directors may at any time, and from time to time, modify, terminate or amend the Stock Purchase Plan in any respect without obtaining stockholder approval, except where the approval of the stockholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, (ii) Rule 16b-3 of the Exchange Act or any successor provisions ("Rule 16b-3") or (iii) under any applicable listing requirement of the NASDAQ National Market System.

           The termination, modification or amendment of the Stock Purchase Plan shall not, without the consent of a Participant, affect his or her rights under a purchase option previously granted to the Participant. With the consent of the Participant affected, the Board of Directors may amend outstanding purchase options in a manner not inconsistent with the terms of the Stock Purchase Plan. The Board of Directors shall also have the right to amend or modify the terms and provisions of the Stock Purchase Plan and of any purchase options previously granted under the Stock Purchase Plan to the extent necessary to ensure the continued qualification of the Stock Purchase Plan under Section 423 of the Code and Rule 16b-3. The Stock Purchase Plan also contains provisions relating to the disposition of purchase options in the event of certain mergers or other significant transactions involving the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           The Stock Purchase Plan, and the rights of Participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. No income (other than dividends) will be taxable to a Participant until disposition of the shares purchased under the Stock Purchase Plan. Upon the disposition of the shares of Common Stock, the Participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

           If the shares are disposed of more than two years from the first day of the Offering Period, or if the Participant dies (at any time, regardless of the holding period), the Participant will recognize ordinary income for the taxable year of the disposition or death measured as the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) an amount equal to 15% of the purchase price of the shares. The Company will not be entitled to a corresponding deduction.

           If the shares are disposed of within two years of the first day of the Offering Period (a "Disqualifying Disposition"), the Participant will recognize ordinary income for the taxable year of the disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss will be treated as short-term or long-term capital gain or loss depending on the length of time the Participant held the Common Stock. Subject to the limitation described in the next sentence, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized as described in this paragraph. Under Section 162(m), the Company's tax deduction for all compensation paid to specified officers in any one year is limited to $1,000,000 unless the compensation qualifies for an exemption from this limitation. Amounts recognized as ordinary income on a Disqualifying Disposition will not be exempt.

           The Participant's tax basis in the shares will initially be his or her purchase price for those particular shares, and that tax basis will be increased at the time of disposition of the shares by the foregoing taxable amount. In the case of a taxable disposition of the shares, the difference between such adjusted tax basis and the amount realized will be capital gain or loss, either long-term or short-term, depending upon how long the shares have been held on the date of disposition.


PROPOSAL NO. 3
RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS

           Stockholders will be requested at the Annual Meeting to ratify the engagement of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending January 31, 2004. Deloitte & Touche LLP has served as the Company's auditors since 1994. A representative of the firm is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL.

           The following table sets forth the approximate aggregate amount of fees billed to the Company for the fiscal year ended January 31, 2003 by the Company's principal accounting firm, Deloitte & Touche LLP:

     Audit Fees:              $293,000

     All Other Fees:          $631,000, which includes $535,000 in connection
                               with the Company's initial public offering.

           All other fees include items such as due diligence and consultations on services performed for capital raising activities, services performed in connection with registration statements, mergers and acquisitions, preparation and review of tax returns, consultations on accounting and tax related issues, as well as other miscellaneous items.

           The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant's independence.


                            AVAILABILITY OF FORM 10-K

           The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2003, as filed with the Securities and

Exchange Commission. Such requests should be addressed to Verint Systems Inc., 330 South Service Road, Melville, New York 11747, Attention: Investor Relations.


                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

           The Company currently expects to hold its next Annual Meeting of Stockholders on or about August 6, 2004. Any stockholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than January 31, 2004. Such a proposal will be included in next year's proxy statement to the extent required by the regulations of the Securities and Exchange Commission. A stockholder who wishes to make a proposal at the 2004 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to the Secretary of the Company no later than July 22, 2004 in order for the notice to be considered timely under Rule 14a-4(c) of the Securities and Exchange Commission.

                                 OTHER BUSINESS

           The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

                                         By Order of the Board of Directors,


                                           /s/Dan Bodner
                                          --------------------------------------
                                          Dan Bodner
                                          Chief Executive Officer and President

Melville, New York
May 28, 2003

                                                                       EXHIBIT A
                                                                       ---------

                               VERINT SYSTEMS INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                     AMENDED AND RESTATED AS OF MAY 22, 2003

1.         PURPOSES.
           --------

           The 2002 Employee Stock Purchase Plan of Verint Systems Inc. (the "Plan") is intended to provide a method whereby employees of Verint Systems Inc. and its subsidiary and predecessor corporations, if any (hereinafter collectively referred to, unless the context otherwise requires, the "Company"), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of
Section 423 of the Code.

2.         DEFINITIONS.
           -----------

           (a) "Annualized Base Pay" means: (i) for any Employee who was employed by the Company for an entire twelve-month period ending on the day prior to an Offering Commencement Date, the Employee's total Base Pay for such twelve-month period; or (ii) for any Employee not employed for the entire twelve-month period ending on the day prior to an Offering Commencement Date, the sum of the Base Pay earned in each of the full calendar months prior to the Offering Commencement Date during which the Employee was employed by the Company, divided by the number of full calendar months for which the Employee was employed, multiplied by twelve.

           (b) "Base Pay" means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

           (c) "Common Stock" means the common stock of the Company, par value $.001, or such other class or kind of shares or other securities resulting from the application of Paragraphs 17 or 20.

           (d) "Employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a Subsidiary Corporation.

           (e) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4(a).

           (f) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4(a).

           (g) "Subsidiary Corporation" means any present or future corporation which (i) is a "subsidiary corporation" as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Paragraph 13.

3.         ELIGIBILITY.

           (a) Any Employee who shall have completed three (3) months of employment and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan.

           (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

                (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

                (ii) which permits his or her rights to purchase stock under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.         OFFERING DATES.
           --------------

           (a) The Plan will be implemented by semiannual offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum aggregate of 1,000,000 shares (subject to adjustment as provided in Paragraph 12(a) and 17) of Common Stock, subject to Paragraph 12, 17 and 22 below, as follows:

                (i) Offering I shall commence on each April 1 and terminate on each September 30.

                (ii) Offering II shall commence on each October 1 and terminate on each March 31.

Participation in any one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

           (b) The first Offering shall commence on September 1, 2002.

5.         PARTICIPATION.
           -------------

           All Employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions, if any, for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

6.         PAYROLL DEDUCTIONS.
           ------------------

           (a) Participants may elect to have amounts withheld from their Base Pay by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the Company's Payroll department. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her Annualized Base Pay. If a participant has not filed an Authorization for a previous Offering or for the applicable Offering at least seven (7) days prior to the applicable Offering Commencement Date, he or she shall be deemed to have filed an Authorization electing to withhold 0% of his or her Annualized Base Pay.

           (b) All payroll deductions made for the participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

           (c) Except as provided in Paragraph 8(b) or 10, a participant may only make changes to the rate of deduction from his or her Annualized Base Pay, on not more than one occasion during an Offering, by completing a new Authorization on the form provided by the Company and filing it with the Company's Director of Treasury Operations as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization only once during any Offering.

7.         GRANTING OF OPTION.
           ------------------

           (a) For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the "Option"), on the applicable Offering Commencement Date, to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Company's Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the Authorization the Employee has filed with the Company's payroll department. For all purposes of the Plan, the market value of the Company's Common Stock shall be determined as provided in subparagraph
(b) below.

           (b) The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

                (i) 85% of the last sale price of the Common Stock on the Nasdaq National Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

                (ii) 85% of the last sale price of Common Stock on the Nasdaq National Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

8.         EXERCISE OF OPTIONS.
           -------------------

           With respect to each Offering during the term of the Plan:

           (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time will be returned to him or her, with interest as determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay; provided that any excess returned on account of fractional shares will not be credited with any interest.

           (b) By written notice to the Director of Treasury Operations of the Company at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time, with interest as determined by the Committee prior to each Offering Commencement Date.

           (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be returned to an employee without interest promptly following the termination of an Offering.

9.         DELIVERY.
           --------

           As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

10.        WITHDRAWAL.
           ----------

           (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Director of Treasury Operations. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

           (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar Plan which may hereafter be adopted by the Company.

           (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability, while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, with interest as determined by the Committee prior to each Offering Commencement Date, or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

           (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Director of Treasury Operations prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

                (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

                (ii) to exercise the participant's Option on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

           If no such written notice of election is received by the Director of Treasury Operations, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary with interest as determined by the Committee prior to each Offering Commencement Date.

11.        INTEREST.
           --------

           No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except under withdrawal as provided under Paragraphs 8(b) and 10 or upon the return of payroll deductions as provided under Paragraphs 8(a) and 12(a). In the event of the return of excess payroll deductions under Paragraphs 8(a) and 12(a), interest thereon, if any, shall be computed assuming that such excess comprises funds most recently deducted from the participant's pay.

12.        STOCK.
           -----

           (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17. If the total number of shares for which Options are exercised in accordance with Paragraph 8 exceeds 1,000,000, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible, with interest on such balance at the rate determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay.

           (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

           (c) Common Stock to be delivered to a participant under the Plan will be issued in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

13.        ADMINISTRATION.
           --------------

           The Plan shall be administered by the committee appointed by the Board of Directors of the Company to administer the Plan (the committee so designated by the Board of Directors shall hereinafter be referred to as the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of the Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Such rules may include, without limitation, restrictions on the frequency of changes in withholding rates. Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board of Directors of the Company.

14.        DESIGNATION OF BENEFICIARY.
           --------------------------

           A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company's payroll department. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death, (of a beneficiary validly designated by the participant under the Plan) and upon and notice of election of the validly designated beneficiary to exercise the participant's Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he or she has been designated acquire any interest in the stock or cash credited to the participant's account maintained by the Company under the Plan.

15.        TRANSFERABILITY.
           ---------------

           Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16.        USE OF FUNDS.
           ------------

           All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

17.        EFFECTS OF CHANGES OF COMMON STOCK.
           ----------------------------------

           In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number of and class of shares available under the Plan and Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

18.        AMENDMENT OR TERMINATION.
           ------------------------

           (a) The Board of Directors of the Company may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions ("Rule 16b-3"), or (iii) under any applicable listing requirements, the Board of Directors may not effect such modification or amendment without such approval.

           (b) The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his or her rights under an Option previously granted to him or her. With the consent of the participant affected, the Board of Directors may amend outstanding Options in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any Options previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and Rule 16b-3.

19.        NOTICES.
           -------

           All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company's Director of Treasury Operations.

20.        MERGER OR CONSOLIDATION.
           -----------------------

           If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of

Paragraph 17 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, with interest as determined by the Committee prior to each Offering Commencement Date; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

21.        APPROVAL OF STOCKHOLDERS.
           ------------------------

           The Plan has been adopted by the Board of Directors of the Company. The Plan shall be approved by the stockholders of the Company in accordance with
Section 423(b)(2) of the Code.

22.        REGISTRATION AND QUALIFICATION OF THE PLAN UNDER
           ------------------------------------------------
           APPLICABLE SECURITIES LAWS.
           --------------------------

           Notwithstanding anything to the contrary herein (including Paragraphs 4 and 8 hereof), no Option shall be exercised (and no Offering Period shall terminate) until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws. In the event the shares shall not have been so qualified and registered prior the date an offering is scheduled to terminate, the Offering Termination Date shall be the date upon which the registration of the shares and such other qualification shall have become effective; provided, however, that for purposes of Paragraph 6 of the Plan, payroll deductions shall cease on the date the Offering Period was originally scheduled to terminate for the applicable Offering.

                                                                       EXHIBIT B
                                                                       ---------

                              VERINT SYSTEMS INC.
                              -------------------

                             AUDIT COMMITTEE CHARTER
                             -----------------------

PURPOSE

      The primary purpose of the Audit Committee (the "Committee") of Verint Systems Inc. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this charter on an annual basis.


MEMBERSHIP

      The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

      Accordingly, all of the members will be directors:

    1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

      In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

      The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     o    The Committee shall:

          o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

          o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

          o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

     o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF VERINT SYSTEMS INC.
                   FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 12, 2003

           The undersigned stockholder of VERINT SYSTEMS INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 28, 2003, and Verint's Annual Report on Form 10-K, and hereby appoints Dan Bodner, Igal Nissim and William Sorin, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of VERINT SYSTEMS INC. to be held on August 12, 2003 at 11:00 a.m., eastern time, at the Hilton Huntington, 598 Broadhollow Road, Melville, New York 11747, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

                (Continued and to be signed on the reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                               VERINT SYSTEMS INC.

                                 August 12, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

YOUR CONTROL NUMBER IS [graphic of arrow] [ ]

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1, FOR adoption of the 2002 Employee Stock Purchase Plan in Proposal No. 2, and FOR ratification of the engagement of Deloitte & Touche LLP as independent auditors of Verint Systems Inc. for the fiscal year ending January 31, 2004 in Proposal No. 3, and as said proxies deem advisable on such other matters as may properly come before the meeting.

1. PROPOSAL NO. 1: ELECTION OF DIRECTORS:

[ ]    FOR all nominees listed below        [ ]   WITHHOLD AUTHORITY to vote for
                    (except as indicated)               the nominee listed below
Kobi Alexander                 Larry Myers
Paul Baker                     Igal Nissim
Dan Bodner                     Harris Oliner
Victor De Marines              Paul Robinson
David Kreinberg                Howard Safir
David Ledwell                  William Sorin
Kenneth Minihan

If you wish to withhold authority to vote for any individual nominee, please clearly strike a line through such nominee's name.

2. PROPOSAL NO. 2: ADOPTION OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN:



               [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN


3. PROPOSAL NO. 3: RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS:



               [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN



                                              DATED: ____________________ , 2003



                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.